Exhibit 5

December 1, 2011

General Electric Capital Corporation

901 Main Avenue

Norwalk, CT 06851-1168

Re: General Electric Capital Corporation

Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is furnished in connection with the preparation and filing by General Electric Capital Corporation, a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration under the Securities Act and the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act of: (i) one or more series of the Company’s debt securities, which may either be senior debt securities (the “Senior Debt Securities”), subordinated debt securities (the “Subordinated Debt Securities”), or junior subordinated debt securities (the “Junior Subordinated Debt Securities” and, collectively with the Senior Debt Securities and the Subordinated Debt Securities, the “Debt Securities”); (ii) one or more series of shares of preferred stock, par value $.01 per share (the “Preferred Stock”); (iii) delayed delivery contracts for the purchase or sale of certain specified securities (the “Delayed Delivery Contracts”); (iv) trust issued preferred and capital securities (collectively, the “Trust Issued Securities”); and (v) guarantees and letters of credit (collectively, the “Support Obligations”). The Debt Securities, Preferred Stock, Delayed Delivery Contracts, Trust Issued Securities and Support Obligations are collectively referred to herein as the “Securities.”

The Senior Debt Securities will be issued pursuant to: (i) a Third Amended and Restated Indenture, between the Company and The Bank of New York Mellon, dated as of February 27, 1997, as supplemented by a Supplemental Indenture dated as of May 3, 1999, a Second Supplemental Indenture dated as of July 2, 2001, a Third Supplemental Indenture dated as of November 22, 2002, a Fourth Supplemental Indenture dated as of August 24, 2007, a Fifth Supplemental Indenture dated as of December 2, 2008 and a Sixth Supplemental Indenture dated as of April 2, 2009; or (ii) a Third Amended and Restated Indenture, between the Company and The Bank of New York Mellon, dated as of February 28, 1997, as supplemented by a First Supplemental Indenture dated as of July 2, 2001 (collectively, the “Senior Debt Indentures”). The Subordinated Debt Securities will be issued pursuant to a Subordinated Debt Indenture, between the Company and The Bank of New York Mellon, dated as of July 1, 2005, as amended and restated by an Amended and Restated Subordinated Debt Indenture, dated as of July 15, 2005 (the “Subordinated Debt Indenture”). The Junior Subordinated Debt Securities will be issued pursuant to an Indenture for Subordinated Debentures, between the Company and The

Bank of New York Mellon, dated as of September 1, 2006 (the “Junior Subordinated Debt Indenture” and, together with the Subordinated Debt Indenture, the “Subordinated Debt Indentures”). The Support Obligations will be issued pursuant to an indenture, between the Company and The Bank of New York Mellon, dated as of June 3, 1994, as supplemented through the date hereof (the indenture, as supplemented, being called herein the “Support Indenture” and, together with the Senior Debt Indentures and the Subordinated Debt Indentures, the “Indentures”).

I have examined the Indentures, originals, or photostatic or certified copies, of such records of the Company and certificates of officers of the Company and of public officials and such documents as I have deemed relevant and necessary as the basis for the opinions set forth below. In my examination, I have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to me as originals and the conformity to original documents of all documents submitted to me as copies.

Based upon and subject to the foregoing and in reliance thereon, and assuming that: (a) the Registration Statement and any supplements and amendments thereto (including post-effective amendments) will have become effective and will comply with all applicable laws; (b) the Registration Statement will be effective and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (c) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws; (d) all Securities will be issued and sold in compliance with all applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement; (e) none of the terms of any Security to be established subsequent to the date hereof, nor the issuance and delivery of such Security, nor the compliance by the Company with the terms of such Security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company; (f) a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (g) the Indentures are the valid and legally binding obligation of the trustee thereunder; and (h) all corporate action required to be taken by the Company or any trust to duly authorize each proposed issuance of Securities (including the due reservation of any shares of Preferred Stock for issuance upon conversion or exchange of any other Securities or in connection with any Purchase Contract) shall have been completed, I am of the opinion that:

1. With respect to the Debt Securities, when the Debt Securities have been executed, issued, delivered and authenticated in accordance with the terms of the applicable Indenture and the applicable definitive purchase, underwriting or similar agreement against the receipt of requisite consideration therefor provided for therein, the Debt Securities will be legal, valid and binding obligations of the Company, enforceable in accordance with their terms.

2. With respect to the Preferred Stock, when (a) the applicable Certificate of Designation for the Preferred Stock to be issued has been duly filed with the Office of the Secretary of State of the State of Delaware and (b) certificates representing the shares of the Preferred Stock have been issued and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement against the receipt of requisite consideration therefor provided for therein or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board of Directors of the Company (the “Board”), for the consideration approved by the Board (which consideration is not less than the par value of the Preferred Stock), the shares of the Preferred Stock will be validly issued, fully paid and non-assessable.

3. With respect to the Delayed Delivery Contracts, when (a) a delayed delivery contract agreement relating to the Delayed Delivery Contracts (the “Delayed Delivery Contract Agreement”) has been duly authorized and validly executed and delivered by the Company and each party thereto, (b) the terms of the Delayed Delivery Contracts have been established in accordance with the terms of the Delayed Delivery Contract Agreement, (c) the terms of any collateral or security arrangements relating to such Delayed Delivery Contracts have been established and the agreements related thereto have been validly executed and delivered by each of the parties thereto and any collateral has been deposited with the collateral agent in accordance with such arrangements and (d) such Delayed Delivery Contracts have been executed and delivered in accordance with the Delayed Delivery Contract Agreement and the applicable definitive purchase, underwriting or similar agreement against the receipt of requisite consideration therefor provided therein, the Delayed Delivery Contracts will be legal, valid and binding obligations of the Company, enforceable in accordance with their terms.

4. With respect to the Trust Issued Securities, when (a) the trust has been duly created and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act, (b) a trust agreement has been duly authorized and validly executed and delivered by the parties thereto, (c) the terms of the Trust Issued Securities have been established in accordance with the terms of the trust agreement, and (d) certificates representing the Trust Issued Securities have been issued and delivered in accordance with the applicable trust agreement, definitive purchase, underwriting or similar agreement against the receipt of requisite consideration therefor provided for therein, the shares of the Trust Issued Securities will be validly issued, fully paid and non-assessable.

5. With respect to the Support Obligations, when the Support Obligations have been executed, issued, delivered and authenticated in accordance with the terms of the Support Indenture and the applicable definitive purchase, underwriting or similar agreement against the receipt of requisite consideration therefor provided for therein, the Support Obligations will be legal, valid and binding obligations of the Company, enforceable in accordance with their terms.

The opinions set forth above in paragraphs 1, 3 and 5 are each subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors generally, including, without limitation, the effect of statutory or other laws regarding fraudulent transfers or preferential transfers, and (ii) general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies, regardless of whether enforceability is considered in a proceeding in equity or at law.

I express no opinion regarding any: (i) waiver of stay, extension or usury laws or of unknown future rights; or (ii) provisions relating to indemnification, exculpation or contribution, to the extent that such provisions may be held unenforceable as contrary to federal or state securities laws.

This opinion is given as of the date hereof and is limited to the Federal laws of the United States, the laws of the State of New York and the General Corporation Law and Statutory Trust Act of the State of Delaware as in effect on the date hereof.

I consent to the filing of this opinion as an exhibit to the Registration Statement, and further consent to the use of my name under the caption “Validity of the Securities” in the Registration Statement and the prospectus that forms a part thereof. In addition, if a prospectus supplement or pricing supplement relating to the offer and sale of any particular Securities is prepared and filed by the Company with the Commission on a future date and the prospectus supplement or pricing supplement contains my opinion and a reference to me substantially in the form set forth below, this consent shall apply to my opinion and the reference to me in substantially such form:

“In the opinion of Fred A. Robustelli, as counsel to the Company, when the securities offered by this prospectus supplement have been executed and issued by the Company and authenticated by the trustee pursuant to the indenture, and delivered against payment as contemplated herein, such securities will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors generally, including, without limitation, the effect of statutory or other laws regarding fraudulent transfers or preferential transfers, and general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies, regardless of whether enforceability is considered in a proceeding of equity or law, provided that such counsel expresses no opinion as to the effect of any waiver of stay, extension or usury laws or provisions relating to indemnification, exculpation or contribution, to the extent that such provisions may be held unenforceable as contrary to federal or state securities laws, on the conclusions expressed above. This opinion is given as of the date hereof and is limited to the Federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware as in effect on the date hereof. In addition, this opinion is subject to customary assumptions about the genuineness of signatures and certain factual matters, all as stated in the letter of such counsel dated December 1, 2011, which has been filed as Exhibit 5.1 to the Company’s registration statement on Form S-3 filed with the Securities and Exchange Commission on December 1, 2011.”

Very truly yours,

/s/ Fred A. Robustelli

Fred A. Robustelli